AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT TO PARTICIPATION AGREEMENT dated as of       by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 7, 2001 (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

(a)	Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule B to the Participation Agreement with Schedule B attached to this Amendment.

3.     No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/ Joseph F. Dietrick

Name:	Joseph F. Dietrick

Title:	Assistant Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Thomas M. Rampulla

Name:	Thomas M. Rampulla

Title:	Principal

VANGUARD MARKETING CORPORATION

By:	Joseph F. Dietrick

Name:	Joseph F. Dietrick

Title:	Assistant Secretary

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Peter H. Gilman

Name:	Peter H. Gilman

Title:	Vice President

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio

Total Bond Market Index Portfolio

High Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Capital Growth Portfolio

Total Stock Market Index Portfolio